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                                                                EXHIBIT 10.9

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT ("the Agreement") is entered into effective as of the ____ day of _____________________, 1998, by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, a corporation incorporated under the laws of the State of Iowa, having its principal place of business at 711 High Street, Des Moines, Iowa (hereinafter referred to as "Licensor"), and Coventry Health Care, Inc., a corporation incorporated under the laws of the State of Delaware, having its principal place of business at 6705 Rockledge Drive, Suite 100, Bethesda, MD 20817 (hereinafter referred to as "Licensee").

                                    RECITALS

         WHEREAS, Licensor is the owner of (1) the name and mark PRINCIPAL HEALTH CARE, (2) the name and mark THE PRINCIPAL, (3) the name and mark THE PRINCIPAL FINANCIAL GROUP, (4) the name and mark PRINCIPAL HEALTH CARE 65, and
(5) the name and mark PRINCHOICE, including design mark versions thereof as listed in Appendix A (collectively hereinafter sometimes referred to as the "names and marks"); and

         WHEREAS, Licensee is entering into a Capital Contribution and Merger Agreement (effective as of November 3, 1997, and amending and restating the Capital Contribution and Share Exchange Agreement dated November 3, 1997), executed on December __, 1997 (the "Merger Agreement"), and whereby certain assets and liabilities of PRINCIPAL HEALTH CARE, INC., a subsidiary of Licensor, will be transferred to Licensee and in connection with which agreement Licensor's subsidiary will receive, in consideration of such transfer, shares representing forty percent (40%) of the voting shares of Licensee; and

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         WHEREAS, Licensee is desirous of making some continuing use of certain of the names and marks after the closing date set forth in the Merger Agreement; and

         WHEREAS, Licensor is willing to grant a license to Licensee for use of the names and marks upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the sufficiency of which the parties acknowledge, Licensor and Licensee hereby agree as follows:

                                GRANT OF LICENSE

         Licensor hereby grants to Licensee and each of the subsidiaries of Licensee, subject to the terms and conditions of this Agreement, a royalty free, nonexclusive, nonsublicenseable, nontransferable, right to use the names and marks in the United States solely in connection with managed health care services provided by Licensee or Licensee's subsidiaries.

                 ACKNOWLEDGMENT OF OWNERSHIP, VALIDITY AND VALUE

         Licensee acknowledges the value and validity, as well as Licensor's ownership of the names and marks and agrees that it will not at any time do anything to challenge or in any way diminish the value of the rights licensed herein.

                       QUALITY CONTROL AND INDEMNIFICATION

         1. Licensee agrees to use the names and marks only in connection with managed health care services provided by Licensee or Licensee's subsidiaries and only in such geographic locations as PRINCIPAL HEALTH CARE, INC. is operating health maintenance organizations as of the date of this Agreement, and Licensee further agrees that any services provided by it or in connection with the names and marks during the term

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of this license shall be provided in accordance with all applicable laws and regulations and in accordance with all applicable industry standards. Licensor shall have the right during the term of this license to inspect the quality of the services provided pursuant to this Agreement upon reasonable notice to Licensee. Licensor shall further have the right during the term of this license to prompt and timely notice of compliance problems identified in market conduct or similar examinations conducted by regulators to which Licensee is subject and any corrective action taken in respect of such deficiencies.

         2. Licensee agrees to use the names and marks solely in accordance with requirements and design standards communicated to it by Licensor, and Licensee agrees to submit all proposed uses of the names and marks to Licensor for review of conformance to such standards and for Licensor's approval prior to any use. All advertising of any kind by Licensee which contains the name or marks subject to this Agreement shall be subject to the prior approval by Licensor.

         3. Licensee agrees to make no use of the prefix PRIN apart from the above-mentioned name and mark PRINCHOICE in connection with product names, marketing materials, advertising or otherwise without the prior written approval of Licensor.

         4. Licensee agrees not to use the Licensor's wedge shaped design mark with any descriptor other than "HEALTH CARE," or the name "PRINCIPAL" except as part of the name of what is, as of the date of this Agreement, a PRINCIPAL HEALTH CARE, INC. operation or to refer to an affiliation or marketing arrangement with Licensor.

         5. Licensee agrees that in no circumstances may Licensee refer to itself as "a member of The Principal Financial Group." Licensee agrees that any reference to relationship or association with Licensor or The Principal Financial Group shall be subject

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to Licensor's prior approval. The parties shall act on good faith to agree on
Licensee's reference to relationship or association with Licensee or The Principal Financial Group.

         6. Licensee agrees to hold Licensor harmless from any and all liability or damages, including attorneys fees and punitive or extracontractual damages arising out of Licensee's exercise of any rights granted to it under the terms of this Agreement and specifically including, without limiting the generality of the foregoing, liability or damages in respect of claims arising under a theory of medical malpractice, medical malfeasance or a failure to provide treatment, and covenants to maintain such liability insurance, including medical malpractice insurance, and in like amounts, as is customary in the health maintenance organization or managed care business.

                                PROPRIETARY DATA

         In performing its duties hereunder, Licensee may be given access to certain Proprietary Data belonging to Licensor, including trade secrets and other confidential information. To the extent Licensee has such access, Licensee agrees that it will not, during the term of this Agreement or thereafter, do anything to impair the confidentiality or Licensor's rights to the Proprietary Data. The confidentiality provisions of this Agreement shall survive termination of this Agreement.

                              TERM AND TERMINATION

         This Agreement shall remain in effect, unless terminated sooner as provided for herein, for a term not to exceed three (3) years.

         For a failure to comply with the Quality Control requirements of this Agreement or any of them, Licensor shall have the right to terminate upon thirty
(30) days written notice provided that Licensee shall have received notice of such non-compliance and shall not

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have cured such non-compliance within thirty (30) days of such notice. At
Licensor's option, any such time as Licensor's subsidiary's ownership of voting shares of Licensee is reduced below ten percent (10%) of the voting shares of Licensee, this Agreement shall terminate without requirement of further notice.

         This Agreement and its interpretation shall be governed by and in accordance with the laws of the State of Iowa.

                     [Signatures follow on following page.]

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         IN WITNESS WHEREOF, the parties hereto by their duly authorized officers have executed this Agreement as of the day and year first above written.

                                    PRINCIPAL MUTUAL LIFE

COVENTRY HEALTH CARE, INC.          INSURANCE COMPANY

By:                                 By:
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Name:                               Name:
Title:                              Title:

Dated:                              Date:
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